UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2024

Evergy, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	001-38515	82-2733395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Main Street

Kansas City, Missouri 64105

(Address of Principal Executive Offices, and Zip Code)

(816) 556-2200

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Evergy, Inc. common stock	EVRG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 20, 2024, the Board of Directors (the “Board”) of Evergy, Inc. (“Evergy”) elected Dean Newton, 54, to serve on the Board effective October 15, 2024, and Jon Rolph, 45, to serve on the Board effective January 1, 2025, each for a term expiring at Evergy’s 2025 annual meeting of shareholders. Mr. Newton will serve on the Operations Committee and Mr. Rolph will serve on the Finance Committee of the Board. The Board determined that each of Mr. Newton and Mr. Rolph is independent and meets the applicable director independence requirements of the Nasdaq Stock Market LLC and Evergy’s director independence standards, as adopted by the Board.

Mr. Newton has served as the President and Chief Executive Officer of Delta Dental of Kansas (“Delta Dental”), a nonprofit dental insurance corporation, since 2020; prior to his current role, Mr. Newton served as a Managing Director of Delta Dental from 2014 to 2020, and various other leadership positions at Delta Dental prior thereto, including the Chief Marketing and Sales Officer. Mr. Newton has served as the chair of the board of directors and the President and Chief Executive Officer of Surency Life & Health Insurance Co., a private subsidiary of Delta Dental, since 2020, and various other leadership positions at Surency prior thereto. Mr. Newton also serves on several non-profit boards, including the Kansas Chamber of Commerce. Mr. Newton previously served on the board of directors of CommunityAmerica Credit Union from 2015 to 2023 (including Board Chair 2017-2021), and served in the Kansas House of Representatives from 2000 to 2005. Mr. Newton earned a Bachelor of Arts from the University of Kansas in 1993 and a Juris Doctor from the New York University School of Law in 1996.

Mr. Rolph currently serves as the Chief Executive Officer of Thrive Restaurant Group (“Thrive”), which owns and operates over 190 restaurants. Prior to his current role, Mr. Rolph held various other leadership positions at Thrive and its predecessors since joining the company in 2002, including the Chief Operating Officer of Carlos O’Kelly’s, Inc., a restaurant chain owned and operated by Thrive, and Vice President of Administration and Marketing. Mr. Rolph serves on the board of directors of INTRUST Bank, N.A., Centralized Supply Chain Services and Applebee’s Franchise Business Council, and also serves on several non-profit boards, including as Vice-Chair of the Greater Wichita Partnership and of the Kansas Board of Regents. Mr. Rolph earned a bachelor’s degree from Baylor University in 2001.

Each of Mr. Newton and Mr. Rolph will receive compensation for their Board service consistent with the compensation received by Evergy’s other non-employee directors as disclosed in the Summary of Evergy, Inc. Non-Employee Director Compensation, effective as of May 2, 2023, on file with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.6 to Evergy’s Form 10-Q for the quarter ended March 31, 2023. Evergy also entered into an indemnification agreement with each of Mr. Newton and Mr. Rolph in the same form as has been entered into with other directors and officers, on file with the SEC as Exhibit 10.2 to Evergy’s Form 10-Q for the quarter ended September 30, 2018. The indemnification agreement provides indemnification to the extent allowed under Missouri law.

Other than the foregoing matters, there is no arrangement or understanding between Mr. Newton or Mr. Rolph and any other persons pursuant to which Mr. Newton or Mr. Rolph was selected as a director, nor are there any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure

On September 24, 2024, Evergy issued a press release announcing the elections of Mr. Newton and Mr. Rolph to the Board, as described above. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01 and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information under this Item 7.01 and in Exhibit 99.1 shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless otherwise expressly indicated in such registration statement or other document.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Evergy, Inc., dated September 24, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGY, INC.

By:	/s/ Heather A. Humphrey
Name:	Heather A. Humphrey
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: September 24, 2024